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                                                                    EXHIBIT 11.1

                              ILEX ONCOLOGY, INC.
                       COMPUTATION OF NET LOSS PER SHARE
                    (In Thousands, Except Per Share Amount)

                                                                        Three Months Ended
                                                                            March 31,
                                                                     ------------------------
                                                                        1998           1999
                                                                        ----           ----

          COMPUTATION OF BASIC LOSS PER SHARE

Net Loss                                                             $ (6,945)       $ (4,480)
     Weighted average number of shares of Common
               Stock outstanding                                       12,281          12,653
Basic net loss per share                                             $   (.57)       $   (.35)
                                                                     ========        ========

          COMPUTATION OF DILUTED LOSS PER SHARE

Net Loss                                                             $ (6,945)       $ (4,480)
Weighted average number of shares of Common Stock and
     Common Stock equivalents outstanding:
               Weighted average number of shares of Common
                    Stock outstanding                                  12,281          12,653
               Weighted average number of Common Stock
                    equivalents applicable to stock options
                    and warrants (1)                                      359             572
                                                                     --------        --------
Common Stock and Common Stock equivalents                              12,640          13,225
                                                                     ========        ========
Diluted net loss per share                                           $   (.55)       $   (.34)
                                                                     ========        ========

(1)  This calculation is submitted in accordance with Item
     601(b)11 of regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.


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